Exhibit 99.1

GMS REPORTS RECORD SALES AND ADJUSTED EBITDA FOR SECOND QUARTER 2018

- Second Quarter Net Sales Increased 9.5% to $648.0 Million -

- Second Quarter Net Income Improved by 4.6% to $18.0 Million -

- Second Quarter Adjusted EBITDA Increased 9.5% to $54.2 Million -

Tucker, Georgia, December 7, 2017. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the second quarter of fiscal 2018 ended October 31, 2017.

Second Quarter 2018 Highlights Compared to Second Quarter 2017

•                  Net sales increased 9.5% to a record $648.0 million; base business net sales increased 5.1%

•                  Wallboard unit volume grew 4.3% to a record 929 million square feet

•                  Net income increased to $18.0 million, or $0.43 per diluted share, compared to $17.2 million, or $0.42 per diluted share

•                  Adjusted EBITDA grew 9.5% to a record $54.2 million

•                  Gross margin expanded 20 basis points to 32.8%

•                  Acquired ASI Building Products, LLC in Michigan and Washington Builders Supply, Inc. in Pennsylvania during the second quarter

Mike Callahan, President and CEO of GMS, stated, “We are pleased to report a solid quarter highlighted by record Adjusted EBITDA of $54.2 million and net sales of $648.0 million, despite the negative impact of hurricanes Harvey and Irma. Our results reflect broad-based growth across all of our product categories, driven by strong commercial activity highlighted by 19.0% increase in our ceilings business, as well as 10.2% increase in our other product sales. As expected, gross margin rebounded from the first quarter to 32.8%, and we remain confident in our previously issued outlook of full-year gross margin of 32.5% for fiscal 2018.”

Mr. Callahan continued, “Our third quarter is off to a good start as underlying demand remains solid, pricing is up across all of our product categories and we continue to execute well against our growth strategy, all of which should drive above market net sales growth in the second half of the fiscal year. This coupled with improving gross margins and modest SG&A leverage expected in the second half of the fiscal year will help us deliver another record year of Adjusted EBITDA.”

Second Quarter 2018 Results

Net sales for the second quarter of fiscal 2018 ended October 31, 2017 were $648.0 million, compared to $591.8 million for the second quarter of fiscal 2017 ended October 31, 2016.

•                  Wallboard sales of $288.5 million increased 6.9%, compared to the second quarter of fiscal 2017 driven by wallboard unit volume growth of 4.3% to 929 million square feet and pricing improvement. Wallboard volumes benefitted from steady end market demand and the positive impact of acquisitions.

•                  Ceilings sales of $101.6 million rose 19.0%, compared to the second quarter of fiscal 2017, mainly due to greater commercial activity, price gains and the positive impact of acquisitions.

•                  Steel framing sales of $103.2 million grew 7.4%, compared to the second quarter of fiscal 2017, due to strong commercial activity and the positive impact of acquisitions, offset by lower steel prices.

•                  Other product sales of $154.7 million were up 10.2%, compared to the second quarter of fiscal 2017, as a result of strategic initiatives, price gains and the positive impact of acquisitions.

Gross profit of $212.3 million grew 9.9%, compared to $193.2 million in the second quarter of fiscal 2017, mainly attributable to higher pricing and increased sales. Gross margin was 32.8%, compared to 32.6% in the second quarter of fiscal 2017 largely due to pricing discipline and purchasing initiatives. On a sequential basis, gross margin improved 90 basis points from 31.9% from the first quarter of fiscal 2018.

Net income of $18.0 million, or $0.43 per diluted share, increased by 4.6% or $0.8 million, compared to $17.2 million, or $0.42 per diluted share, in the second quarter of fiscal 2017. Adjusted net income of $21.6 million, or $0.51 per diluted share, grew $1.5 million, compared to $20.1 million, or $0.49 per diluted share, in the second quarter of fiscal 2017.

Adjusted EBITDA of $54.2 million rose 9.5%, compared to $49.5 million in the second quarter of fiscal 2017. Adjusted EBITDA margin was 8.4% as a percentage of net sales, compared to 8.4% in the second quarter of fiscal 2017, with slight improvement in gross margin offset by an increase in SG&A related expenses.

Capital Resources

At October 31, 2017, GMS had cash of $19.8 million and total debt of $610.5 million, as compared to cash of $19.7 million and total debt of $602.9 million at July 31, 2017.

Acquisition Activity

During the second quarter of fiscal 2018, the Company acquired ASI Building Products, LLC, or ASI, a leading provider of ceilings and quality building products serving residential and commercial projects in Eastern Michigan, and Washington Builders Supply, Inc., or WBS, a leading provider of drywall, steel, insulation along with a full range of commercial and residential services in the Western Pennsylvania market.

Subsequent to October 31, 2017, the Company acquired Southwest Building Materials, Ltd. (“SWBM”). SWBM distributes wallboard, ceilings and other interior building products serving residential and commercial projects of all sizes throughout Northwest Texas. GMS now has 16 locations in Texas.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the second quarter ended October 31, 2017 at 10:00 a.m. Eastern Time on December 7, 2017. Investors who wish to participate in the call should dial 800-259-2693 (domestic) or 323-794-2551 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through January 7, 2018 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 5463988.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 210 distribution centers across the United States. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income and Adjusted EBITDA. The Company’s presentation of Adjusted net income and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about its expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit, gross margins and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and base business growth and statements regarding potential acquisitions and future greenfield locations, demand trends and future SG&A savings contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of December 7, 2017. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 7, 2017.

GMS Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

Three and Six Months Ended October 31, 2017 and 2016

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Net sales	$648,004	$591,846	$1,290,161	$1,141,646
Cost of sales (exclusive of depreciation and amortization shown separately below)	435,744	398,622	872,797	769,837
Gross profit	212,260	193,224	417,364	371,809
Operating expenses:
Selling, general and administrative	159,898	149,798	315,970	284,856
Depreciation and amortization	16,713	17,368	33,058	33,163
Total operating expenses	176,611	167,166	349,028	318,019
Operating income	35,649	26,058	68,336	53,790
Other (expense) income:
Interest expense	(7,917)	(7,154)	(15,417)	(14,731)
Write-off of debt discount and deferred financing fees	—	(1,466)	(74)	(6,892)
Other income, net	274	496	564	1,089
Total other (expense), net	(7,643)	(8,124)	(14,927)	(20,534)
Income before taxes	28,006	17,934	53,409	33,256
Provision for income taxes	9,983	710	20,043	6,869
Net income	$18,023	$17,224	$33,366	$26,387
Weighted average common shares outstanding:
Basic	41,006	40,943	40,988	39,579
Diluted	42,146	41,320	42,137	39,956
Net income per share:
Basic	$0.44	$0.42	$0.81	$0.67
Diluted	$0.43	$0.42	$0.79	$0.66

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

October 31, 2017 and April 30, 2017

(in thousands, except per share data)

	October 31,	April 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$19,781	$14,561
Trade accounts and notes receivable, net of allowances of $11,581 and $9,851, respectively	354,394	328,988
Inventories, net	209,932	200,234
Prepaid expenses and other current assets	15,258	11,403
Total current assets	599,365	555,186
Property and equipment, net of accumulated depreciation of $77,856 and $71,409, respectively	157,893	154,465
Goodwill	426,288	423,644
Intangible assets, net	239,658	252,293
Other assets	7,523	7,677
Total assets	$1,430,727	$1,393,265
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$118,918	$102,688
Accrued compensation and employee benefits	39,418	58,393
Other accrued expenses and current liabilities	42,316	37,891
Current portion of long-term debt	27,786	11,530
Total current liabilities	228,438	210,502
Non-current liabilities:
Long-term debt, less current portion	582,755	583,390
Deferred income taxes, net	21,651	26,820
Other liabilities	34,657	35,371
Liabilities to noncontrolling interest holders, less current portion	15,543	22,576
Total liabilities	883,044	878,659
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 41,031 and 40,971 shares issued as of October 31, 2017 and April 30, 2017, respectively	410	410
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued as of October 31, 2017 and April 30, 2017	—	—
Additional paid-in capital	487,774	488,459
Retained earnings	59,987	26,621
Accumulated other comprehensive loss	(488)	(884)
Total stockholders’ equity	547,683	514,606
Total liabilities and stockholders’ equity	$1,430,727	$1,393,265

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended October 31, 2017 and 2016

(in thousands)

	Six Months Ended
	October 31,
	2017	2016
Cash flows from operating activities:
Net income	$33,366	$26,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	12,013	12,930
Write-off, accretion and amortization of debt discount and deferred financing fees	1,412	8,264
Amortization of intangible assets	21,045	20,233
Provision for losses on accounts and notes receivable	873	(230)
Provision for obsolescence of inventory	483	(85)
Equity-based compensation	436	1,499
(Gain) on sale of assets	(598)	(130)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(21,837)	(19,316)
Inventories	(7,366)	(13,444)
Accounts payable	14,590	606
Deferred income taxes	(5,437)	(12,373)
Prepaid expenses and other assets	(2,357)	(3,105)
Accrued compensation and employee benefits	(16,352)	(13,783)
Accrued expenses and liabilities	3,055	3,851
Liabilities to noncontrolling interest holders	(2,129)	907
Income tax receivable / payable	(1,834)	(11,520)
Cash provided by operating activities	29,363	691
Cash flows from investing activities:
Purchases of property and equipment	(8,442)	(5,024)
Proceeds from sale of assets	1,928	1,319
Acquisition of businesses, net of cash acquired	(18,375)	(139,939)
Cash used in investing activities	(24,889)	(143,644)
Cash flows from financing activities:
Repayments on the revolving credit facility	(443,920)	(635,732)
Borrowings from the revolving credit facility	352,567	686,216
Payments of principal on long-term debt	(2,888)	(2,178)
Principal repayments of capital lease obligations	(2,936)	(2,492)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	—	156,941
Repayment of term loan	—	(160,000)
Borrowings from term loan amendment	577,616	481,225
Repayment of term loan amendment	(477,616)	(381,225)
Debt issuance costs	(636)	(2,487)
Payments for taxes related to net share settlement of equity awards	(1,441)	—
Cash provided by financing activities	746	140,268
Increase (decrease) in cash and cash equivalents	5,220	(2,685)
Cash and cash equivalents, beginning of period	14,561	19,072
Cash and cash equivalents, end of period	$19,781	$16,387
Supplemental cash flow disclosures:
Cash paid for income taxes	$28,455	$30,790
Cash paid for interest	14,104	13,163
Supplemental schedule of noncash activities:
Assets acquired under capital lease	$6,378	$5,180
Issuance of installment notes associated with equity-based compensation liability awards	11,898	5,353

GMS Inc.

Net Sales by Product Group

Three and Six Months Ended October 31, 2017 and 2016

(in thousands of dollars)

	Three Months Ended				Six Months Ended
	October 31,	% of	October 31,	% of	October 31,	% of	October 31,	% of
	2017	Total	2016	Total	2017	Total	2016	Total

Wallboard	$288,498	44.5%	$269,975	45.6%	$573,155	44.4%	$521,271	45.7%
Ceilings	101,646	15.7%	85,400	14.4%	201,356	15.6%	171,749	15.0%
Steel framing	103,203	15.9%	96,075	16.2%	207,854	16.1%	180,417	15.8%
Other products	154,657	23.9%	140,396	23.7%	307,796	23.9%	268,209	23.5%
Total net sales	$648,004		$591,846		$1,290,161		$1,141,646

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA

Three and Six Months Ended October 31, 2017 and 2016

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2017	2016	2017	2016

Net income	$18,023	$17,224	$33,366	$26,387
Interest expense	7,917	7,154	15,417	14,731
Write-off of debt discount and deferred financing fees	—	1,466	74	6,892
Interest income	(26)	(35)	(49)	(78)
Income tax expense	9,983	710	20,043	6,869
Depreciation expense	6,023	6,548	12,013	12,930
Amortization expense	10,690	10,820	21,045	20,233
EBITDA	$52,610	$43,887	$101,909	$87,964
Stock appreciation expense or (income)(a)	642	(144)	1,232	(236)
Redeemable noncontrolling interests(b)	164	2,531	1,030	2,823
Equity-based compensation(c)	375	686	847	1,359
Severance and other permitted costs(d)	113	118	317	258
Transaction costs (acquisitions and other)(e)	88	1,827	246	2,481
(Gain) loss on sale of assets	(207)	68	(597)	(130)
Management fee to related party(f)	—	—	—	188
Effects of fair value adjustments to inventory(g)	187	457	187	621
Interest rate cap mark-to-market(h)	238	89	434	132
Secondary public offering costs(i)	—	—	631	—
Debt transaction costs(j)	35	—	758	—
EBITDA add-backs	1,635	5,632	5,085	7,496
Adjusted EBITDA	$54,245	$49,519	$106,994	$95,460
Adjusted EBITDA margin	8.4%	8.4%	8.3%	8.4%

(a)                                 Represents non-cash compensation expenses (income) related to stock appreciation rights agreements. For additional details regarding stock appreciation rights, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements” included in our Annual Report on Form 10-K for the year ended April 30, 2017.

(b)                                 Represents non-cash compensation expense related to changes in the redemption values of noncontrolling interests. For additional details regarding redeemable noncontrolling interests of our subsidiaries, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements” included in our Annual Report on Form 10-K for the year ended April 30, 2017.

(c)                                  Represents non-cash equity-based compensation expense related to the issuance of stock options.

(d)                                 Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)                                  Represents one-time costs related to our IPO and acquisitions (other than the Acquisition) paid to third party advisors.

(f)                                   Represents management fees paid by us to AEA. Following our IPO, AEA no longer receives management fees from us.

(g)                                  Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value.

(h)                                 Represents the mark-to-market adjustments for the interest rate cap.

(i)                                     Represents one-time costs related to our secondary offering paid to third party advisors.

(j)                                    Represents expenses paid to third party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income

Three and Six Months Ended October 31, 2017 and 2016

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Income before taxes	$28,006	$17,934	$53,409	$33,256
EBITDA add-backs	1,635	5,632	5,085	7,496
Write-off of debt discount and deferred financing fees	—	1,466	74	6,892
Purchase accounting depreciation and amortization (1)	5,521	7,650	10,545	15,649
Adjusted pre-tax income	35,162	32,682	69,113	63,293
Adjusted income tax expense	13,537	12,583	26,609	24,368
Adjusted net income	$21,625	$20,099	$42,504	$38,925
Normalized tax rate (2)	38.5%	38.5%	38.5%	38.5%

Weighted average shares outstanding:
Basic	41,006	40,943	40,988	39,579
Diluted	42,146	41,320	42,137	39,956
Adjusted net income per share:
Basic	$0.53	$0.49	$1.04	$0.98
Diluted	$0.51	$0.49	$1.01	$0.97

(1)         Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company. Full year projected amounts are $21.8 million and $15.6 million for FY18 and FY19, respectively.

(2)         Normalized tax rate determined based on expected taxes, on a cash basis, due for the FY17 tax return, which will be filed in the third quarter of FY18.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378